As filed with the Securities and Exchange Commission on September 16, 2014

    Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CYANOTECH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	91-1206026 (I.R.S. Employer Identification No.)

73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, Hawaii 96740 (808) 326-1353

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CYANOTECH CORPORATION

2014 Independent Directors Stock Option and
Restricted Stock Grant Plan

(Full title of the plan)

JOLE DEAL

Vice President of Finance and Administration and Chief Financial Officer

Cyanotech Corporation

73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, Hawaii 96740 (808) 326-1353

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

H. GREGORY NASKY, ESQ.

Goodsill Anderson Quinn & Stifel

A Limited Liability Law Partnership LLP

999 Bishop Street, Suite 1600

Honolulu, Hawaii 96813

(808) 547-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12-b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.02 par value per share	350,000	$4.63	$1,620,500	$208.72

(1)

The maximum number of securities purported to be registered by this registration statement is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)

Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, the maximum offering price per share and the maximum aggregate offering price have been determined on the basis of the average of the high and low prices of the Registrant’s Common Stock reported on the Nasdaq Capital Market on September 16, 2014.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Cyanotech Corporation (the “Company” or the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) in order to register 350,000 shares of common stock, par value $0.02 per share (“Common Stock”), under its 2014 Independent Director Stock Option and Restricted Stock Grant Plan (the “Plan”).

The document(s) containing the information specified in Part I of the Registration Statement will be sent or given, without charge, to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Commission and are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus (the “Prospectus”) that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

On written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), and other documents required to be delivered to the participants in the Plan pursuant to Rule 428(b) promulgated by the Commission under the Securities Act or additional information about the Plan are available without charge by contacting:

Cyanotech Corporation
73-4460 Queen Kaahumanu Highway, Suite 102
Kailua-Kona, HI 96740
(808) 326-1353
Attention: Jole Deal
Vice President of Finance and Administration
and Chief Financial Officer

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a.     The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed on June 27, 2014, which includes audited financial statements for the Registrant’s latest fiscal year.

b.     The Company’s Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2014, filed with the SEC on August 14, 2014.

c.     The Company’s current reports on Form 8-K filed with the SEC on August 18, 2014 and September 2, 2014.

d.     All documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the audited financial statements described in (a) above, other than the portions of those documents furnished or otherwise not deemed to be filed.

e.     The description of the Registrant’s Common Stock contained in the Registrant’s Statement on Form 10, filed January 28, 1987 (File No. 0-14602), pursuant to Section 12(b) or 12(g) of the Exchange Act, including past and future amendments thereto and those portions of periodic reports filed under the Exchange Act for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to continue to be a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Nevada Revised Statutes NRS 78.7502 (the “Corporation Act”) authorizes the indemnification of officers, directors, employees, and agents of Nevada corporations, subject to the conditions set forth therein. The Company’s Articles of Incorporation (the “Articles”) and Bylaws together provide that the Company shall indemnify its directors and officers as permitted by the Corporation Act.

The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the Federal securities laws.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

To the extent protection from liability for liabilities arising under the Securities may be permitted for our directors, officers and controlling persons of our company under the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, this type of protection from liability is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Registrant’s Bylaws and Articles of Incorporation provide for indemnification of any covered director, officer, employee or agent of the corporation in certain circumstances. The Registrant has obtained a policy of directors’ and officers’ liability insurance that insures the Registrant’s directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits designated by an asterisk (*) are filed herein. The exhibits not so designated are incorporated by reference to the indicated filing.

Exhibit Number	Description

4.1

Restated Articles of Incorporation dated November 2, 2012 (Incorporated by reference from Appendix A to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed for the quarter ended September 30, 2012, File No. 0-14602).

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Company’s Report on Form 8-K dated January 7, 2010, File No. 0-14602).

5.1	Opinion of Goodsill Anderson Quinn & Stifel a Limited Liability Law Partnership LLP regarding legality of the securities being registered (including consent).*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Goodsill Anderson Quinn & Stifel a Limited Liability Law Partnership LLP (included in Exhibit 5.1 hereto).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include in any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post – effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Cyanotech Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kailua-Kona, Hawaii on September 16, 2014.

CYANOTECH CORPORATION

By:	/s/ Jole Deal
Jole Deal
Vice President of Finance and Administration
and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brent D. Bailey	President and Chief Executive Officer and Director (principal executive officer)	9/16/14
Brent D. Bailey

/s/ Jole Deal	Vice President of Finance and Administration, Secretary, Treasurer	9/16/14
Jole Deal	and Chief Financial Officer (principal financial and accounting officer)

/s/ Michael Davis	Chairman of the Board of Directors	9/16/14
Michael Davis

/s/ Gerald R. Cysewski	Senior Vice President and Chief Scientific Officer and Director	9/16/14
Gerald R. Cysewski

/s/ Ralph Carlton	Director	9/16/14
Ralph Carlton

/s/ Walter B. Menzel	Director	9/16/14
Walter B. Menzel

EXHIBIT INDEX

The exhibits designated by an asterisk (*) are filed herein. The exhibits not so designated are incorporated by reference to the indicated filing.

Exhibit Number	Description

4.1

Restated Articles of Incorporation dated November 2, 2012 (Incorporated by reference from Appendix A to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed for the quarter ended September 30, 2012, File No. 0-14602).

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Company’s Report on Form 8-K dated January 7, 2010, File No. 0-14602).

5.1	Opinion of Goodsill Anderson Quinn & Stifel a Limited Liability Law Partnership LLP regarding legality of the securities being registered (including consent).*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Goodsill Anderson Quinn & Stifel a Limited Liability Partnership LLP (included in Exhibit 5.1 hereto).

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